Exhibit 16.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 2006

AVENTURA HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	814-00703	65-0254624
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

2650 BISCAYNE BOULEVARD, 1ST FLOOR MIAMI, FLORIDA 33137

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 937-2000

SAME

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 31, 2006 Salberg & Company, PA (Salberg) resigned as the independent registered public accounting firm for the Company. Salberg served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2005 and 2004. On November 1, 2006, the Company engaged Jewett, Schwartz & Associates (Jewett) to replace Salberg as its independent registered public accounting firm for the fiscal year ended December 31, 2006. The resignation of Salberg and the replacement with Jewett as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company (the Audit Committee).

The reports of Salberg on the Company’s financial statements for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle except that there was an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and 2004 and through October 31, 2006, there were (1) no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Salberg, would have caused them to make reference thereto in their report on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

During the two fiscal years ended December 31, 2005 and 2004 and through October 31, 2006, the Company did not consult with Jewett regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Jewett concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Salberg furnish it with a letter addressed to the SEC stating whether or not such firm agrees with the above statements. A copy of such letter from Salberg is being filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 601 OF REGULATION S-K EXHIBIT NO.:	EXHIBIT DESCRIPTION
16.1	Letter re: Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENTURA HOLDINGS, INC.

DATE: November 21, 2006	By:	/s/ Craig A. Waltzer
CRAIG A. WALTZER
PRESIDENT AND CHAIRMAN

EXHIBIT 16.1

LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT

November 21, 2006

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Aventura Holdings, Inc.
File Reference No. 814-00703

We were previously the independent registered public accounting firm for Aventura Holdings, Inc. and under the date of March 27, 2006, we reported on the financial statements of Aventura Holdings, Inc. as of December 31, 2005 and 2004, and for the period from January 1, 2005 to March 15, 2005 (pre-BDC), period from March 16, 2005 to December 31, 2005 (post -BDC) and for the years ended December 31, 2004 and 2003.

On October 31, 2006, we resigned as the independent registered public accounting firm. We have read Aventura Holdings, Inc.’s statements included in Item 4.01 as it pertains to Salberg & Company, P.A. on the Form 8-K to be filed with the Securities and Exchange Commission and we agree with such statements.

Very truly yours,

SALBERG & COMPANY, P.A.

/s/ Scott D. Salberg
Scott D. Salberg, CPA, CVA
For the Firm